SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 13, 2004
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:    OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 12, 2004, CACI International Inc announced that it had signed an agreement to acquire all of the outstanding stock of CMS Information Services, Inc. ("CMS"), a privately held information technology company. The acquisition is expected to be completed during the fiscal quarter.

CMS serves U.S. government agencies, primarily in the national defense sector, specializing in enterprise network solutions, enterprise financial management systems, and software engineering and integration.

A copy of the Registrant's press release regarding CACI's execution of an agreement for the acquisition of CMS Information Services, Inc. is attached as Exhibit 99 to this current report on Form 8-K.

EXHIBITS

Exhibit Number

99	Press Release dated February 12, 2004, announcing execution of an agreement to acquire all of the outstanding shares of CMS Information Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary